Exhibit 10.1

THIS DEBTOR-IN-POSSESSION NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

DEBTOR-IN-POSSESSION NOTE

U.S.$12,500,000	May 22, 2009

FOR VALUE RECEIVED, the undersigned, TXCO RESOURCES INC., a corporation organized and existing under the laws of the State of Delaware, TXCO ENERGY CORP., a corporation organized and existing under the laws of the State of Texas, TEXAS TAR SANDS INC., a corporation organized and existing under the laws of the State of Texas, OUTPUT ACQUISITION CORP., a corporation organized and existing under the laws of the State of Texas, OPEX ENERGY, LLC, a limited liability company formed and existing under the laws of the State of Texas, CHARRO ENERGY INC., a corporation organized and existing under the laws of the State of Texas, TXCO DRILLING CORP., a corporation organized and existing under the laws of the State of Texas, EAGLE PASS WELL SERVICES, L.L.C., a limited liability company formed and existing under the laws of the State of Texas, PPL OPERATING INC., a corporation organized and existing under the laws of the State of Texas, MAVERICK GAS MARKETING, LTD., a limited partnership organized and existing under the laws of the State of Texas and MAVERICK-DIMMIT PIPELINE, LTD., a limited partnership organized and existing under the laws of the State of Texas (together, the "Borrowers", and each individually, a "Borrower"), hereby jointly and severally promises to pay the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.$12,500,000) (or such lesser amount as may have been advanced hereunder from time to time) on the Maturity Date (as defined below) to the order of DOUBLE BLACK DIAMOND OFFSHORE, LTD., acting in the capacity as agent (the "Agent") on behalf of REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P., CIT BANK, BD FUNDING I, LLC and LTD/DLT LONGHORN CORP. (together, the "Lenders", and each individually, a "Lender").

Amounts payable under this Debtor-In-Possession Note ("this DIP Note") shall bear interest from the date hereof until paid in full (computed on the basis of a year of 360 days and the actual number of days elapsed) (a) with respect to the amount of up to SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.$7,500,000) advanced hereunder, at the rate of LIBOR (as defined below) plus four percent (4.0%) per annum, and (b) with respect to any additional amounts advanced hereunder in excess of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.$7,500,000) up to TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.$12,500,000), at the rate of LIBOR plus ten percent (10.0%) per annum, in each case which interest shall accrue daily and be payable in arrears in cash on the following dates:

(i)           on the last day of each calendar month occurring prior to the Maturity Date (as adjusted in accordance with this DIP Note); and

(ii)           on the Maturity Date,

unless otherwise prepaid in connection with a prepayment of principal in accordance with this DIP Note.  If any day when interest is scheduled to be paid under this DIP Note is not a Business Day (as defined below), interest shall not be payable on such day but on the next day which is a Business Day, unless such next day would thereby fall into the next calendar month in which event such day when interest is scheduled to be paid shall be brought forward to the immediately preceding Business Day.  Notwithstanding the foregoing, if an Event of Default (as defined in the Interim Order (as defined below)) shall have occurred and be continuing, amounts evidenced by this DIP Note and all other Obligations shall bear interest at the rate set forth in this paragraph, as applicable, plus two percent (2.0%) per annum, which interest shall be payable in cash on demand.

Unless otherwise defined in the text of this DIP Note, terms used in this DIP Note shall have the meanings provided in Section 10 below.

All amounts payable under this DIP Note shall be payable in immediately available United States funds to the Lenders at an account or accounts of the Lenders to be designated to the Borrowers by the Lenders in writing.  All payments on this DIP Note shall be applied first to accrued and unpaid interest and second to the outstanding principal balance hereof.  Any principal amounts paid by the Borrowers may not be reborrowed.  Whenever any payment to be made under this DIP Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

This DIP Note has been issued in connection with post-petition financing provided by the Lenders pursuant to that certain "INTERIM ORDER UNDER 11 U.S.C. §§ 105(a), 361, 363 AND 364 AND FED. R. BANKR. P. 2002, 4001 AND 9014 (I) AUTHORIZING DEBTORS TO INCUR POST-PETITION SECURED INDEBTEDNESS, (II) GRANTING SECURITY INTERESTS AND SUPERPRIORITY CLAIMS, (III) APPROVING USE OF CASH COLLATERAL, AND (IV) SCHEDULING FINAL HEARING" (together with the term sheet attached thereto, the "Interim Order"), entered by the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the "Bankruptcy Court") (Case No. 09-51807) (et al) in the pending chapter 11 case (the "Chapter 11 Case") of the Borrowers.

This DIP Note may be prepaid by the Borrowers, in whole or in part, at any time without premium or penalty; provided, that any partial prepayment shall be applied pro rata in prepayment of (a) the initial principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.$7,500,000) advanced hereunder and (b) any additional principal amounts advanced hereunder in excess of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.$7,500,000) up to TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS (U.S.$12,500,000), in each case as are outstanding as of the date of such prepayment.  Any principal amounts prepaid by the Borrowers may not be reborrowed.  Accrued and unpaid interest with respect to the principal amount prepaid shall be due and payable on the date of any such prepayment.

It is the intention of the parties hereto that the loans made hereunder shall conform strictly to applicable usury laws.  Accordingly, none of the terms and provisions contained in this DIP Note shall ever be construed to create a contract to pay interest to the Lender for the use, forbearance or detention of money at a rate in excess of the highest lawful rate applicable (the "Maximum Lawful Rate").

Section 1.                      Interim Order.

(a)           In addition to the terms and provisions of this DIP Note, the terms and provisions of the Interim Order also shall apply to the making of the advances evidenced by this DIP Note and shall be deemed incorporated herein by reference as if fully set forth herein.  In the event of a conflict between this DIP Note and the Interim Order, the terms and provisions of the Interim Order shall govern.

(b)           As described in the Interim Order, the loans evidenced by this DIP Note represent a portion of the total loans that may be provided by the Lenders to the Borrowers pursuant to definitive loan documentation (collectively, the "Definitive Credit Agreement") to be negotiated and entered into between the Borrowers and the Lenders subsequent to the date hereof.   At the time of execution and delivery of the Definitive Credit Agreement, the loans evidenced by this DIP Note shall be deemed to be continued under the Definitive Credit Agreement and thereafter governed by, and entitled to the benefits of, the terms and provisions of the Definitive Credit Agreement, and this DIP Note shall be promptly returned to the Borrowers.  The Borrowers, and by accepting this DIP Note, the Agent and the Lenders, each agrees to negotiate the terms of the Definitive Credit Agreement in good faith and consistent with applicable court orders.

Section 2.                      Collateral Security.

(a)           Pursuant to the Interim Order and in accordance with the terms thereof and hereof, as security for the full and timely payment and performance of all of the Obligations, each of the Borrowers hereby assigns, pledges and grants to the Agent, on behalf of itself and the Lenders, a valid, binding, continuing enforceable fully-perfected security interest in and to and lien on any and all real and personal property and interests in real and personal property of the Borrowers, whether now owned or existing or hereafter created, acquired or arising, including all of the following properties and interests in properties, whether now owned or hereafter created, acquired or arising (all being collectively referred to herein as the "Collateral"):

(1)	Accounts;
(2)	Chattel Paper;
(3)	Commercial Tort Claims;
(4)	Deposit Accounts, all cash, and other property deposited therein or otherwise credited thereto from time to time;
(5)	Documents;
(6)	General Intangibles;
(7)	Goods, including any and all Inventory, Equipment and Fixtures;
(8)	Instruments;
(9)	Investment Property;
(10)	Letter-of-Credit Rights;

(11)	Supporting Obligations;
(12)	Any and all other real or personal property and interests in real or personal property whether or not subject to the UCC;
(13)	Any and all books and records, in whatever form or medium, that at any time evidence or contain information relating to any of the foregoing;
(14)	All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and
(15)	All Proceeds and products of the foregoing, and all insurance pertaining to the foregoing and proceeds thereof.

(b)           The liens and security interests in favor of the Agent, on behalf of itself and the Lenders, referred to above shall remain in effect until all Obligations shall have been repaid in full in cash.  The liens and security interests in favor of the Agent, on behalf of itself and the Lenders, shall have all of the benefits of the Interim Order in addition to the benefits provided by this DIP Note.

Section 3.                      Origination Amount.  The Borrowers shall pay the Agent, on behalf of the Lenders, an amount (the "Origination Amount") equal to three percent (3.0%) of the face amount of this DIP Note, which shall be payable as follows: (a) that portion of the Origination Amount equal to one percent (1.0%) of the face amount of this DIP Note shall be due and payable on the date of the first advance hereunder, and (b) that portion of the Origination Amount equal to two percent (2.0%) of the face amount of this DIP Note shall be due and payable on the Maturity Date (or, solely with respect to the principal portion of this DIP Note prepaid, upon earlier prepayment of this DIP Note); provided, however, that if this DIP Note shall be continued under the Definitive Credit Agreement as contemplated pursuant to Section 1(b), then such portion of the Origination Amount shall be due and payable in accordance with the Definitive Credit Agreement.

Section 4.                      Events of Default.  Upon the occurrence of an Event of Default (as defined in the Interim Order), the Lender shall have, and be entitled to exercise, all of the rights and remedies described in the Interim Order.

Section 5.                      Amendment; Assignment.  This DIP Note may not be amended or any of the provisions waived without the prior written consent of the Agent, the Lenders, and the Borrowers.  No Borrower may assign or transfer its respective rights and obligations in this DIP Note without the prior written consent of the Agent and the Lenders.  No Lender may assign this DIP Note in whole or in part to any person or entity other than any person or entity that is, directly or indirectly, controlled by, controlling, or under common control with such Lender.  The Borrowers shall issue replacement DIP Note(s) in connection with any such assignment or if any DIP Note is subsequently lost or otherwise cannot be located.

Section 6.                      Costs and Expenses.  Subject to the terms and conditions of the Interim Order, the Borrower shall pay (a) all reasonable out of pocket expenses incurred by the Agent and each Lender and their respective affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Agent and such Lender and of any appraisers, valuation experts, consultants, advisors and agents employed or retained by the Agent and such Lender and their counsels), in connection with the preparation, negotiation, execution, delivery and administration of this DIP Note and the Related Documents or any amendments, modifications or waivers of the provisions hereof or thereof and (b) all reasonable out of pocket expenses incurred by the Agent and each Lender (including the fees, charges and disbursements of any outside counsel for the Agent and such Lender and of any appraisers, valuation experts, consultants, advisors and agents employed or retain by the Agent and such Lender and their counsels) in connection with the enforcement or protection of its rights (i) in connection with this DIP Note and the Related Documents, including its rights under this Section, or (ii) in connection with the advances evidenced hereby, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such advances.

Section 7.                      Governing Law, Jurisdiction.

(a)           This DIP Note shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York, except to the extent New York law is superseded by the Bankruptcy Code.

(b)           Each Borrower irrevocably and unconditionally submits, for itself and its property, generally and unconditionally to the non-exclusive jurisdiction of the Bankruptcy Court, in any action or proceeding arising out of or relating to this DIP Note or any Related Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto further agrees that the jurisdiction of the Bankruptcy Court contemplated herein shall be exclusive so long as the automatic stay is in place in the Chapter 11 Case with respect to the Collateral; provided that, upon the lifting of the automatic stay under the Chapter 11 Case with respect to the Collateral, nothing in this Section or any Related Document shall affect the Agent's or any Lender's right to bring any action or proceeding relating to this DIP Note or any Related Document against the Collateral, the Borrowers or their respective properties in the courts of any jurisdiction.

(c)           Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this DIP Note or any related document  in any court referred to in the immediately preceding paragraph.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party hereto irrevocably consents to service of process out of the Bankruptcy Court.  Nothing in this DIP Note will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e)           EACH BORROWER (AND THE AGENT AND EACH LENDER BY ITS ACCEPTANCE OF THIS DIP NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DIP NOTE OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 8.                      Notices Generally.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as follows:

(a)           if to any Borrower, to it at: 777 Sonterra Blvd., Suite 350, San Antonio, Texas 78258; Attention: Chief Executive Officer, Telecopier No.: (210) 496-3232; Telephone No.: (210) 496-5300; and copied to: Fulbright & Jaworski L.L.P., 2200 Ross Avenue, Suite 2800, Dallas, Texas 75201; Attn: Courtney S. Marcus.

(b)           if to any Lender, to the Agent at an address to be identified by the Agent to the Borrowers in writing after the date hereof, with a copy to Vinson & Elkins LLP, 666 Fifth Avenue, New York, New York 10103; Attn: Steven Abramowitz.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent with notice of delivery (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications to the Agent and/or any Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by such party.  The Agent, any Lender or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Section 9.                      Further Assurances.  In case at any time after the execution of this DIP Note any further action is necessary or desirable to carry out the purposes of this DIP Note or any Related Document, each of the parties hereto shall take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request.

Section 10.                                Defined Terms.

(a)           Terms used herein and not otherwise defined in this DIP Note shall have the meanings assigned such terms in the Interim Order.

(b)           In addition, the following terms have the following meanings:

"Business Day" means any day that (a) is not a Saturday, Sunday or other day on which commercial banks in Dallas, Texas or New York, New York are authorized or required by law to close and (b) as applicable, is also a day on which dealings in dollar deposits are carried out in the London interbank market.

"LIBOR" means the greater of (a) the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page, as determined from time to time for purposes of providing quotations on interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the applicable date for payment of interest in accordance with this DIP Note, as the rate for dollar deposits with a maturity comparable to one (1) month; provided, that in the event that such rate is not available at such time for any reason, then "LIBOR" for such period shall be the interest rate at which dollar deposits in the approximate amount of the relevant outstanding principal balance under this DIP Note would be offered to major banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the applicable date for payment of interest in accordance with this DIP Note and (b) three percent (3.0%) per annum.

"Maturity Date" means the earliest of (a) 30 days after the entry of the Interim Order if the Final Order (as defined in the Interim Order) has not been entered on or prior to such date, and (b) the date of acceleration of the indebtedness evidenced by this DIP Note after the occurrence of an Event of Default as provided in Section 4 above.

"Obligations" means all principal of and interest on this DIP Note, all fees, all expenses and indemnities, and all other amounts from time to time owing to the Agent and the Lenders by the Borrowers under this DIP Note and the Related Documents, including all interest thereon and fees and reasonable out-of-pocket expenses (including, without limitation, fees and expenses of outside legal counsel and consultants) incurred in connection therein or otherwise related thereto.

"Related Documents" means the Interim Order and any other agreement, instrument or court order related to or contemplated by this DIP Note or the Interim Order, as the same may be amended or otherwise modified from time to time.

"UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

(c)           All capitalized terms defined in the UCC (including the items of Collateral described in Section 2 hereof and not otherwise defined herein) shall have the respective meanings provided for by the UCC.

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IN WITNESS WHEREOF, the parties hereto have caused this DIP Note to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

TXCO RESOURCES INC.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

TXCO ENERGY CORP.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

TEXAS TAR SANDS INC.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

OUTPUT ACQUISITION CORP.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

OPEX ENERGY, LLC

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

CHARRO ENERGY INC.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

[Signatures continue on next page.]

TXCO DRILLING CORP.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

EAGLE PASS WELL SERVICES, L.L.C.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

PPL OPERATING INC.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

MAVERICK GAS MARKETING, LTD.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO

MAVERICK-DIMMIT PIPELINE, LTD.

By:	/s/ James E. Sigmon
	Name:	James E. Sigmon
	Title:	CEO